SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
AMENDED FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2007
SEDONA CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-15864 (Commission File No.)	95-4091769 (IRS Employer Identification No.)

1003 West Ninth Avenue King of Prussia, Pennsylvania (Address of principal executive offices)	19406 (Zip Code)
Registrant’s telephone number, including area code: (610) 337-8400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant’s Certifying Accountant.
On April 16, 2007, SEDONA Corporation (the “Company”) received a letter dated April 13, 2007 from McGladrey & Pullen, LLP (“McGladrey”) informing the Company that they were declining to stand for re-election as the Company’s independent auditors. The McGladrey role will cease upon the completion of the review of the quarterly financial data on Form 10-QSB for the quarter ending March 31, 2007, which was filed on May 18, 2007.
The audit report of McGladrey on the Company’s consolidated financial statements for the years ended December 2006 and December 2005, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that, in their report dated April 17, 2007, McGladrey’s opinion was modified to include a change in accounting principle with regarding the method of accounting for stock-based compensation in accordance with guidance provided in Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” and an uncertainty about the Company’s ability to continue as a going concern. During its audit of the fiscal years ended December 2006 and 2005, and for the subsequent interim period through the date of this Form 8-K, (i) the Company had no disagreements with McGladrey on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure, which, if not resolved to McGladrey’s satisfaction, would have caused McGladrey to make reference to the matter in their reports, and (ii) there have been no “reportable events” as defined in Item 304(a)(1) of Regulation S-B.
The Audit Committee of the Board of Director’s accepted McGladrey’s decision not to stand for re-election, which will be effective upon the completion of the review of the quarterly financial data on Form 10-QSB for the quarter ending March 31, 2007 which was filed on May 18, 2007. The Company is currently evaluating other independent accountants in order to retain a replacement for McGladrey as the Company’s independent accountants.
Item 9.01 Financial Statements and Exhibits
Pursuant to Item 304(a)(3) of Regulation S-B, the Company has requested McGladrey to furnish it a letter addressed to the Securities and Exchange Commission stating whether McGladrey agrees with the above statements, such letter is attached as an exhibit to this filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: June 20, 2007

SEDONA CORPORATION
By:	/s/ MARCO EMRICH
Marco Emrich
President and Chief Executive Officer

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